EXHIBIT 10.03
EXECUTION VERSION
DEED OF SHARE CHARGE
IN RELATION TO A FACILITIES AGREEMENT
FOR UP TO S$62,000,000
DATED 7 DECEMBER, 2006
BETWEEN
GREAT WALL ACQUISITION CORPORATION
as Chargor
AND
DBS BANK LTD.
as Security Agent
ALLEN & OVERY SHOOK LIN & BOK
JOINT LAW VENTURE
Singapore

CONTENTS

Clause		Page
1.	Interpretation	1
2.	Creation of Security	4
3.	Further Assurances	5
4.	Preservation of Security	5
5.	Representations	7
6.	Restrictions on dealings	9
7.	Target Shares and Contracts	9
8.	When Security becomes enforceable	12
9.	Enforcement of Security	12
10.	Receiver	14
11.	Powers of Receiver	14
12.	Application of proceeds	16
13.	Expenses and indemnity	16
14.	Delegation	17
15.	Power of attorney	17
16.	Miscellaneous	18
17.	Release	18
18.	Currency Indemnity	18
19.	Evidence and Calculations	19
20.	Waivers and Remedies Cumulative	19
21.	Changes to the Parties	19
22.	Disclosure of Information	19
23.	Set-off	20
24.	Severability	20
25.	Notices	21
26.	Jurisdiction	21
27.	Waiver of immunity	22
28.	Governing Law	22

Schedule

1.	Form of Notice of Charge and Acknowledgement	27
2.	Form of Notice of Charge and Acknowledgement	30

Execution		29

THIS DEED is dated 7 December, 2006
BETWEEN:
(1)	GREAT WALL ACQUISITION CORPORATION, a corporation organised and existing under the laws of the State of Delaware, the United States of America (the Chargor); and
(2)	DBS BANK LTD., (company registration number 196800306E) as administrative agent and security trustee for itself and the Lenders (as defined in the Facilities Agreement defined below) (the Security Agent).
BACKGROUND:
The Chargor enters into this Deed in connection with the Facilities Agreement (as defined below).
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions

In this Deed: Act means the Conveyancing and Law of Property Act (Chapter 61 of Singapore).

Book-entry Securities means the book-entry securities as defined in Division 7A of the Singapore Companies Act.

Charged Company means Chinacast Communication Holdings Limited, a company incorporated under the laws of Bermuda and listed on the Singapore Exchange Securities Trading Limited.

Charged Investments means the Charged Target Shares and their Related Rights.

Charged Target Shares means all of the Target Shares the subject of security created by this Deed.

clearance system means a person whose business is or includes the provision of clearance services or security accounts or any nominee or depositary for that person (including, without limitation, the Depository and a Depository Agent).

Depository means The Central Depository (Pte) Limited of Singapore and its successors and assigns.

Depository Agent means a depository agent within the meaning of section 130A of the Singapore Companies Act.

Facilities Agreement means the credit facility agreement for up to S$62,000,000 dated 7 December 2006 between, inter alia, the Chargor as borrower and the Security Agent as lender and administrative agent.

Nominee means DBS NOMINEES (PRIVATE) LIMITED, the appointed Depository Agent of the Chargor.

Obligor means the Chargor or any person (other than the Chargor, the Security Agent and the Lenders) who is a party to any of the Loan Documents.

Party means a party to this Deed.

Receiver means a receiver and manager or (if the Security Agent so specifies in the relevant appointment) a receiver, in either case, appointed under this Deed.

Related Corporation means a related corporation within the meaning of Section 6 of the Singapore Companies Act.

Related Rights means:
(a)	any dividend or interest paid or payable;

(b)	any right, money or property accruing or offered at any time by way of redemption, substitution, exchange, bonus or preference, under warrants, option rights or otherwise;

(c)	any right against any clearance system; and

(d)	any right under any custodian or other agreement,
in relation to any of the Target Shares.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to the Security Agent, the Administrative Agent and any Lender under each Loan Document except for any obligation which, if it were so included, would result in this Deed contravening Section 76 of the Singapore Companies Act.

Security means any Security Interest created, evidenced or conferred by or under this Deed.

Security Assets means all assets of the Chargor the subject of any security created by this Deed.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest, or any other agreement or arrangement having the effect of conferring security.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

Singapore Companies Act means the Companies Act, Chapter 50 of Singapore.

Sub-Account means the securities sub-account maintained by the Chargor with the Nominee for the crediting of Book-entry Securities.

Target Shares means all present and future shares in the paid-up share capital of the Charged Company owned by the Chargor or held by any nominee on its behalf (or to be owned by it or to be held by any nominee on its behalf).

1.2	Construction
(a)	Terms defined, or incorporated by reference, in the Facilities Agreement have the same meaning when used in this Deed unless otherwise defined in this Deed or the context otherwise requires.

(b)	In this Deed, unless the contrary intention appears, a reference to:
(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(vi)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(vii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(viii)	a currency is a reference to the lawful currency for the time being of the relevant country;

(ix)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(x)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Deed;

(xi)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xii)	a Loan Document or other document includes (without prejudice to any prohibition on amendments) all amendments however fundamental to that Loan Document or other document, including any amendment providing for any increase in the amount of a facility or any additional facility; and

(xiii)	a time of day is a reference to Singapore time.

(c)	A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore and notwithstanding any term of this Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of this Deed provided that the Lenders shall have the benefit of all rights expressed to be in their favour under this Deed and/or under the Security Agreement.

(d)	Unless the contrary intention appears:
(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Deed;

(ii)	a word or expression used in any other Loan Document or in any notice given in connection with any Loan Document has the same meaning in that Loan Document or notice as in this Deed; and

(iii)	any obligation of the Company under the Loan Documents which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under the Loan Documents.
(e)	The term this Security means any security created under this Deed.

(f)	If the Security Agent considers that an amount paid to a Lender under a Loan Document is capable of being avoided or otherwise set aside on the liquidation or judicial management of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(g)	Unless the context otherwise requires, a reference to a Security Asset includes:
(i)	the proceeds of sale of that Security Asset; and

(ii)	any present and future asset of that type.
2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Deed:
(i)	is created by the Chargor, as sole beneficial owner, in favour of the Security Agent;

(ii)	is created over the present and future assets of the Chargor of the type specified in Clauses 2.2 and 2.3; and

(iii)	is security for the payment, discharge and performance of all the Secured Liabilities.
(b)	The Security Agent holds the benefit of this Deed on trust for the Lenders.

2.2	Charged Investments

The Chargor charges:
(a)	by way of a first fixed charge, all the Target Shares; and

(b)	by way of a first fixed charge, all the Related Rights in respect of such Target Shares.
2.3	Contracts

The Chargor charges, by way of a first fixed charge, all of its rights and interests in respect of the Sub-Account agreement made or to be made with the Nominee or about the date of this Deed, to the extent that such rights and interests relate to the Charged Target Shares held in the Sub-Account.

3.	FURTHER ASSURANCES

The Chargor must, at its own expense, take whatever action the Security Agent or a Receiver may:
(a)	reasonably require for creating, perfecting or protecting any security intended to be created by or pursuant to this Deed;

(b)	require for facilitating the realisation of any Security Asset; or

(c)	require for facilitating the exercise of any right, power or discretion exercisable, by the Security Agent or any Receiver or any of their delegates or sub-delegates in respect of any Security Asset.
This includes:
(i)	the re-execution of this Deed;

(ii)	the execution of any legal mortgage, charge, transfer, conveyance, assignment or assurance of any property, whether to the Security Agent or to its nominee; and

(iii)	the giving of any notice, order or direction and the making of any filing or registration, which, in any such case, the Security Agent or a Receiver may think expedient.

4.	PRESERVATION OF SECURITY

4.1	Continuing security

This Security is a continuing security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

4.2	Reinstatement

(a)	If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of the Chargor under this Deed will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)	The Security Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

4.3	Waiver of defences

The obligations of the Chargor under this Deed will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed (whether or not known to it or the Security Agent). This includes:
(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity, lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of a Loan Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Loan Document or any other document or security or the failure by any Obligor to enter into or be bound by any Loan Document.
4.4	Immediate recourse

The Chargor waives any right it may have of first requiring the Security Agent (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other Obligor or any other person before claiming from the Chargor under this Deed.

4.5	Appropriations

At any time during the Security Period, the Security Agent (or any trustee or agent on its behalf) may without affecting the liability of the Chargor under this Deed:
(a)	(i)	refrain from applying or enforcing any other moneys, security or rights held or received by the Security Agent (or any trustee or agent on its behalf) against those amounts; or
(ii)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise; and
(b)	hold in a suspense account any moneys received from the Chargor or on account of the Chargor’s liability under this Deed.
4.6	Non-competition

Unless:

(a)	the Security Period has expired; or

(b)	the Security Agent otherwise directs,
the Chargor will not, after a claim has been made under this Deed or by virtue of any payment or performance by it under this Deed:
(i)	be subrogated to any rights, security or moneys held, received or receivable by the Security Agent (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Chargor’s liability under this Clause;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with the Security Agent (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.
The Chargor must hold in trust for and immediately pay or transfer to the Security Agent any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Security Agent under this Clause.

4.7	Additional Security
(a)	This Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Security Agent.

(b)	No prior security held by the Security Agent over any Security Asset will merge into this Security.
4.8	Security held by the Chargor

The Chargor may not, without the prior consent of the Security Agent, hold any security from any other Obligor in respect of the Chargor’s liability under this Deed. The Chargor will hold any security held by it in breach of this provision on trust for the Security Agent.

5.	REPRESENTATIONS

5.1	Times for making representations

(a)	The Chargor makes the representations set out in this Deed (including in this Clause) to the Security Agent and the Lenders on the date of this Deed.

(b)	Each representation under this Deed is deemed to be repeated by the Chargor on each date during the Security Period.

(c)	When a repetition is deemed to be repeated, it is applied to the circumstances existing at the time of repetition.

5.2	Nature of security

This Deed creates those Security Interests it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or judicial management of the Chargor or otherwise.

5.3	Target Shares
(a)	The Target Shares and, to the extent applicable, the Related Rights, are duly authorised, validly issued and fully paid and are not subject to any option to purchase or similar right;

(b)	at the Completion Date, the Target Shares represent more than 50% of the whole of the paid-up issued share capital of the Charged Company;

(c)	the Chargor is the sole beneficial owner of the Target Shares and its Related Rights;

(d)	the Target Shares are freely transferable and are not subject to any pre-emption rights nor directors’ discretion to refuse to register and/or effect any transfer in respect of the Target Shares; and
(e)	all the Target Shares in Book-entry Securities form are held and maintained at the Sub-Account and nowhere else and/or at any other securities accounts.

5.4	Stamp duties

[As at the date of this Deed, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Deed ] [A&OSLB: Borrower’s Delaware counsel to confirm] and save for S$500 payable as stamp duty on this Deed, there are no other stamp or registration duty or similar Tax or charge payable under Singapore law in respect of this Deed.

5.5	Filings

Save for the filing at this Deed at the Register of Charges in Bermuda, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Deed that it has to be filed, recorded, registered or enrolled with any governmental or other regulatory authorities in any relevant jurisdiction.

5.6	Immunity
(a)	The execution by it of this Deed constitutes, and the exercise by it of its rights and performance of its obligations under this Deed will constitute, private and commercial acts performed for private and commercial purposes; and

(b)	It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Deed.
5.7	Security Assets

(a)	The Chargor is the sole legal and beneficial owner of the Security Assets.

(b)	The Security Assets are free from:
(i)	any Security Interest (other than any Security Interest created by this Deed); and

(ii)	any interests or claims of third parties.

5.8	No adverse consequences
(a)	It is not necessary under the laws of its jurisdiction of incorporation:
(i)	in order to enable the Security Agent or any Lender to enforce its rights under this Deed; or

(ii)	by reason of the execution of any Loan Document or the performance by it of its obligations under this Deed, that any Lender should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and
(b)	No Lender is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of this Deed.
5.9	Jurisdiction/governing law

(a)	Its:
(i)	irrevocable submission under Clause 27 (Jurisdiction) to the non-exclusive jurisdiction of the courts of Singapore;

(ii)	agreement that this Deed is governed by the laws of Singapore; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its jurisdiction of incorporation.

(b)	Any judgment obtained in Singapore will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

6.	RESTRICTIONS ON DEALINGS

The Chargor must not:
(a)	create or allow to subsist any Security Interest (other than this Deed) on any Security Asset; or

(b)	sell, transfer, licence, lease or otherwise dispose of any Security Asset.
7.	TARGET SHARES AND CONTRACTS

7.1	Deposit of Target Shares

In order to create in favour of the Security Agent or its nominees a first-priority security interest by way of common law charge over the Target Shares, the Chargor must:
(i)	prior to or on or about the date of this Deed (and in any event, no later than the Effective Date), have opened the Sub-Account with the Nominee and shall and/or shall have procure(d) and ensure(d) that all such Target Shares purchased pursuant to the Acquisition shall be credited to the Sub-Account;

(ii)	on the date hereof (and as the Security Agent may subsequently instruct or require), deliver to the Nominee a duly signed Notice of Charge (in the form set out in Schedule 1 Part 1), giving written notice to the Nominee of the security interest created by way of charge in favour of the Security Agent or its nominees over all such Target Shares held in the Sub-Account; and

(iii)	use its best endeavours to procure that the Nominee acknowledges receipt of the notice of charge by sending acknowledgement of the notice of charge (in the form of Schedule 1 Part 2) to the Security Agent.
7.2	Deposit Obligation Generally

Without prejudice to Clauses 7.1 and 7.2 above, the Chargor must in any case:
(a)	immediately deposit with the Security Agent, or as the Security Agent may direct, all certificates and other documents of title or evidence of ownership in relation to any Charged Investments; and

(b)	promptly execute and deliver to the Security Agent all share transfers and other documents which may be requested by the Security Agent in order to enable the Security Agent or its nominees to be registered as the owner or otherwise obtain a legal title to any Charged Investments.
7.3	Changes to rights

The Chargor must not, without the consent of the Security Agent, take or allow the taking of any action on its behalf which may result in the rights attaching to any of the Target Shares and/or the Related Rights being altered to the detriment of the Lenders or further shares in the Charged Company being issued.

7.4	Calls

(a)	The Chargor must pay all calls or other payments due and payable in respect of any of the Target Shares and the Related Rights.

(b)	If the Chargor fails to do so in relation to any Charged Target Shares and the Related Rights, the Security Agent may pay such calls or such other payments in relation to any Charged Target Shares and the Related Rights on behalf of the Chargor. The Chargor must immediately on request reimburse the Security Agent for any payment made by the Security Agent under this subclause.

7.5	Other obligations in respect of Security Assets

(a)	The Chargor must promptly:
(i)	copy to the Security Agent and comply with all requests for information which is within its knowledge and which are made under any statutory or regulatory provisions relevant or binding on the Chargor and/or the Security Assets or any similar provision contained in any articles of association or other constitutional document relating to any of the Security Assets. If it fails to do so, the Security Agent may elect to provide such information as it may have on behalf of the Chargor; and

(ii)	supply to the Security Agent a copy of any information referred to in subclause (i) above.
(b)	The Chargor must comply with all other conditions and obligations assumed by it in respect of any of the Security Assets.

(c)	The Security Agent is not obliged to:
(i)	perform any obligation of the Chargor;

(ii)	make any payment;

(iii)	make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor; or

(iv)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Deed, in respect of any Security Asset.

7.6	Voting rights

(a)	Before this Security becomes enforceable, the Chargor may continue to exercise the voting rights, powers and other rights in respect of the Charged Investments.

(b)	Before this Security becomes enforceable, all dividends or other income or distributions paid or payable in relation to any Charged Investments shall be paid directly into the Singapore Dollar Debt Service Account in accordance with each ChinaCast Payment Instruction. If any such payment is made directly to the Security Agent (or its nominee) before this Security becomes enforceable, the Security Agent (or that nominee) shall, to the extent possible, pay that amount into the Singapore Dollar Debt Service Account.

(c)	After this Security has become enforceable, the Security Agent or its nominee may exercise or refrain from exercising:
(i)	any voting rights; and

(ii)	any other powers or rights which may be exercised by the legal or beneficial owner of any Charged Investment, any person who is the holder of any Charged Investment or otherwise, in each case, in the name of the Chargor, the registered holder or otherwise and without any further consent or authority on the part of the Chargor and irrespective of any direction given by the Chargor.

(d)	If a Charged Investment remains registered in the name of the Chargor, the Chargor irrevocably appoints the Security Agent or its nominee as its proxy to exercise all voting rights in respect of that Charged Investment at any time after this Security has become enforceable, and the Chargor shall do whatever actions are required to ensure that the Security Agent or its nominee is so appointed.

(e)	The Chargor must indemnify the Security Agent against any loss or liability incurred by the Security Agent as a consequence of the Security Agent acting in respect of the Charged Investments at the direction of the Chargor.

7.7	Clearance systems

The Chargor must, if so requested by the Security Agent:
(a)	instruct any clearance system to transfer any Charged Investment held by it for the Chargor or its nominee to an account of the Security Agent or its nominee with that clearance system; and

(b)	take whatever action the Security Agent may request for the dematerialisation or rematerialisation of any Charged Investments held in a clearance system.
Without prejudice to the rest of this subclause, the Security Agent may, at the expense of the Chargor, take whatever action is required for the dematerialisation or rematerialisation of the Charged Investments as necessary.

7.8	Contracts – Notices of Charge

The Chargor must:
(a)	on the date hereof, serve a notice of charge (in the form set out at Schedule 2), on the counterparty to the contract set out in Clause 2.3 (and any other related contracts as may be determined by the Security Agent); and

(b)	use its reasonable endeavours to procure that such counterparty acknowledges (in the form set out in Part II of Schedule 2) that notice of charge.
8.	WHEN SECURITY BECOMES ENFORCEABLE

8.1	Event of Default

This Security shall become immediately enforceable after an Event of Default has occurred and is continuing and the Administrative Agent has given notice pursuant to Article VII of the Facilities Agreement.

8.2	Enforcement

After this Security has become enforceable, the Security Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit.

8.3	Power of sale

The power of sale and other powers conferred on a mortgagee by law (including under section 24 of the Act), as amended by this Deed, will be immediately exercisable at any time after this Security has become enforceable.

9.	ENFORCEMENT OF SECURITY

9.1	General

(a)	Any restriction imposed by law on the power of sale (including under section 25 of the Act) or the right of a mortgagee to consolidate mortgages (including under section 21 of the Act) does not apply to this Security.

(b)	All or any of the powers, authorities and discretions which are conferred by the Act and/or this Deed either expressly or impliedly upon a Receiver may be exercised by the Security Agent without first appointing a Receiver or notwithstanding the appointment of a Receiver.

9.2	No liability as mortgagee in possession

Neither the Security Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset:
(a)	to account as mortgagee in possession or for any loss on realisation; or

(b)	for any default or omission for which a mortgagee in possession might be liable.
9.3	Privileges

Each Receiver and the Security Agent is entitled to all the rights, powers, privileges and immunities conferred by law (including the Act) on mortgagees and receivers duly appointed under any law (including the Act), except that Section 25 of the Act does not apply.

9.4	Protection of third parties

No person (including a purchaser) dealing with the Security Agent or a Receiver or its or his agents will be concerned to enquire:
(a)	whether the Secured Liabilities have become payable;

(b)	whether any power which the Security Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Loan Documents; or

(d)	how any money paid to the Security Agent or to that Receiver is to be applied.
9.5	Redemption of prior mortgages

At any time after this Security has become enforceable, the Security Agent may do any or all of the following:
(a)	redeem any prior Security Interest against the Security Assets;

(b)	procure the transfer of that Security Interest to itself; and

(c)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed shall be conclusive and binding on the Security Agent.
The Chargor shall pay on demand all principal moneys, interest, costs charges and expenses in connection with any redemption and/or transfer.

9.6	Contingencies

If this Security is enforced at a time when no amount is due under the Loan Documents but at a time when amounts may or will become due, the Security Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

10.	RECEIVER

10.1	Appointment of Receiver

(a)	Except as provided below, the Security Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:
(i)	this Security has become enforceable; or

(ii)	the Chargor so requests the Security Agent in writing at any time.
(b)	Any appointment under subclause (a) above may be by deed, under seal or in writing under its hand.

(c)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under Section 29(1) of the Act) shall not apply to this Deed.

10.2	Removal

The Security Agent may by writing under its hand remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

10.3	Remuneration

The Security Agent may fix the remuneration of any Receiver appointed by it and the maximum rate imposed by law (including under Section 29(6) of the Act) will not apply.

10.4	Agent of the Chargor

(a)	A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	The Security Agent will not incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

10.5	Relationship with the Security Agent

To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) upon a Receiver of the Security Assets may after this Security becomes enforceable be exercised by the Security Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

11.	POWERS OF RECEIVER

11.1	General

(a)	Each Receiver has, and is entitled to exercise, all of the rights, powers and discretions conferred on the Security Agent under this Deed, the Loan Documents and the Act, and also those set out below in this Clause in addition to those conferred on it by any law.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed and the Loan Documents individually and to the exclusion of any other Receivers.

11.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

11.3	Protection of assets

A Receiver may do any act which the Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset as he may think fit.

11.4	Employees

A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he may think proper and discharge any such persons appointed by the Chargor.

11.5	Borrow money

A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to the security constituted by this Deed or otherwise and generally on any terms and for whatever purpose which he thinks fit. No person lending that money is concerned to enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

11.6	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit.

11.7	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

11.8	Legal Actions

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Security Asset which he thinks fit.

11.9	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or things which may be proper or desirable for realising any Security Asset.

11.10	Subsidiaries

A Receiver may form a Subsidiary of the Chargor and transfer to that Subsidiary any Security Asset.

11.11	Delegation

A Receiver may delegate his powers in accordance with Clause 14 (Delegation).

11.12	Other powers

A Receiver may:-
(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same; and

(c)	use the name of the Chargor for any of the above purposes.
12.	APPLICATION OF PROCEEDS

Any moneys received by the Security Agent or any Receiver after this Security has become enforceable shall be applied in the following order of priority (but without prejudice to the right of the Security Agent to recover any shortfall from the Chargor):
(a)	first, in satisfaction of, or provision for, all costs and expenses incurred by the Security Agent or any Receiver under this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

(b)	second, in or towards payment of the Secured Liabilities or such part of them as is then due and payable; and

(c)	third, in payment of the surplus (if any) to the Chargor or to such other person as the Chargor may in writing direct.
13.	EXPENSES AND INDEMNITY

The Chargor must:
(a)	immediately on demand pay all costs and expenses (including legal fees on a full indemnity basis) incurred in connection with this Deed by the Security Agent, Receiver, attorney, manager, agent or other person appointed by the Security Agent under this Deed including any arising from any actual or alleged breach by any person of any law or regulation; and

(b)	keep each of them indemnified against any failure or delay in paying those costs or expenses under subclause (a) above, and any loss or liability incurred by it in connection with any litigation, arbitration or administrative proceedings concerning this Security.

14.	DELEGATION

14.1	Power of Attorney

The Security Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

14.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Security Agent or any Receiver may think fit.

14.3	Liability

Neither the Security Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

15.	POWER OF ATTORNEY

15.1	Appointment of Attorney

The Chargor, by way of security, irrevocably and severally appoints the Security Agent, each Receiver and any of their delegates or sub-delegates to be its attorney or attorneys (with full power of substitution) and in its name and otherwise on its behalf (and as its act and deed) to, at any time after an Event of Default has occurred and is continuing, sign, seal, execute, deliver, perfect and do all deeds, agreements, instruments, acts and things which may be required (or which the Security Agent, the Receiver or any of their delegates or sub-delegates shall consider requisite) for carrying out any obligation imposed on the Chargor by or pursuant to this Deed, for carrying out any sale, transfer, assignment, lease or other dealings by the Security Agent, the Receiver or any of their delegates or sub-delegates, for conveying or transferring any legal estate or other interest in land or other property or otherwise, for getting in the Security Assets, and generally for enabling the Security Agent, the Receiver or any of their respective delegates or sub-delegates to exercise the respective powers, rights, authorities and discretions conferred on them or any of them by or pursuant to this Deed or by law and (without prejudice to the generality of the foregoing) to sign, seal and deliver and otherwise perfect any deed, assurance, agreement, assignment, charge, conveyance, mortgage, transfer, instrument or act which it or he may deem proper in or for the purpose of exercising any of such powers, rights, authorities and discretions.

15.2	Ratification

The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

15.3	Grant for Security

The power of attorney hereby granted is as regards the Security Agent, each Receiver and each of their delegates or sub-delegates (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Deed to secure the propriety interests of and the performance of the obligations owed to the respective donees.

16.	MISCELLANEOUS

16.1	Covenant to pay

The Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Loan Documents.

16.2	Continuing security

The security constituted by this Deed is continuing and will extend to the ultimate balance of all the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

16.3	Additional security

The security constituted by this Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Security Agent for any Secured Liability.

16.4	New Accounts
(a)	If any subsequent charge or other interest affects any Security Asset, the Security Agent may open a new account with the Chargor in its books.

(b)	If the Security Agent does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other interest.

(c)	As from that time all payments made to the Security Agent will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.
17.	RELEASE

At the end of the Security Period, the Security Agent must, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from this Security.

18.	CURRENCY INDEMNITY

18.1	If the Security Agent receives an amount in respect of the Chargor’s liability under this Deed or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the “contractual currency”) in which the amount is expressed to be payable under this Deed:-
(a)	the Chargor shall indemnify the Security Agent as an independent obligation against any loss or liability arising out of or as a result of the conversion;

(b)	if the amount received by the Security Agent, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Chargor shall forthwith on demand pay the Security Agent an amount in the contractual currency equal to the deficit; and

(c)	the Chargor shall forthwith on demand pay to the Security Agent any exchange costs and taxes payable in connection with any such conversion.

18.2	The Chargor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency other than that in which it is expressed to be payable.

19.	EVIDENCE AND CALCULATIONS

19.1	Accounts

Accounts maintained by the Security Agent in connection with this Deed are conclusive evidence of the matters to which they relate.

19.2	Certificates and determinations

Any certification or determination by the Security Agent of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

20.	WAIVERS AND REMEDIES CUMULATIVE

The rights of the Security Agent under this Deed:-
(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.
Delay in exercising or non-exercise of any such right is not a waiver of that right.

21.	CHANGES TO THE PARTIES

21.1	Successors and Assigns

This Deed is binding on the successors and assigns of the Chargor, the Security Agent and the Lenders.

21.2	The Chargor

The Chargor may not assign, transfer, novate or dispose of any of, or any interest in, its rights and or obligations under this Deed.

21.3	The Security Agent

The Security Agent may at any time assign, transfer, novate or dispose of any of all or any part, or any interest in, its rights and/or obligations under this Deed.

22.	DISCLOSURE OF INFORMATION

(a)	Without detracting from the Security Agent’s rights of disclosure under any law (including, under the Banking Act, Chapter 19 of Singapore), the Security Agent must keep confidential any information supplied to it by or on behalf of the Chargor in connection with the Loan Documents. However, the Security Agent is entitled to disclose information:
(i)	which is publicly available, other than as a result of a breach by the Security Agent of this Clause;

(ii)	in connection with any legal or arbitration proceedings against any Obligor;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers on a confidential basis;

(vi)	to the extent allowed under paragraph (b) below;

(vii)	to another Obligor; or

(viii)	with the agreement of the Chargor.
(b)	The Security Agent may disclose to a Related Corporation or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Deed (a participant) for the purpose of that transfer, participation or agreement:
(i)	a copy of any Loan Document; and

(ii)	any information which the Security Agent has acquired under or in connection with any Loan Document.
However, before a participant may receive any confidential information, it must agree with the Security Agent to keep that information confidential on the terms of paragraph (a) above.
(c)	This Clause supersedes any previous confidentiality undertaking given by the Security Agent in connection with this Deed prior to it becoming a Party..
23.	SET-OFF

The Security Agent may set off any obligations (whether or not matured) owed by the Chargor under this Deed (to the extent beneficially owned by the Security Agent) against any obligation (whether or not matured) owed by the Security Agent to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Security Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Security Agent may set off in an amount estimated by it in good faith to be the amount of that obligation.

24.	SEVERABILITY

If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-
(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other provision of this Deed.

25.	NOTICES

The provisions of Section 9.01 (Notices) of the Facilities Agreement apply to this Deed as if they were set out in full in this Deed, except that references to the Loan Documents shall be construed as if they were references to this Deed.

26.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

27.	JURISDICTION

27.1	Submission

For the benefit of the Security Agent, the Chargor agrees that the courts of Singapore have jurisdiction to settle any disputes in connection with this Deed and accordingly submits to the jurisdiction of the Singapore courts.

27.2	Forum convenience and enforcement abroad

The Chargor:-
(a)	waives objection to the Singapore courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Deed; and

(b)	agrees that a judgment or order of a Singapore court in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
27.3	Non-exclusivity

Nothing in this Clause 27 limits the right of the Security Agent to bring proceedings against the Chargor in connection with this Deed:-
(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction.
27.4	Service of process

(a)	The Chargor irrevocably appoints BSL Corporate Services Pte Ltd of 220 Orchard Road, #05-01 Midpoint Orchard, Singapore 238852 as its agent under this Deed for service of process in any proceedings before the Singapore courts.

(b)	If BSL Corporate Services Pte Ltd is unable for any reason to act as agent for service of process, the Chargor must immediately appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose.

(c)	The Chargor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

28.	WAIVER OF IMMUNITY

The Chargor irrevocably and unconditionally:-
(a)	agrees that if the Security Agent brings proceedings against it or its assets in relation to this Deed, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may subsequently acquire; and

(c)	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.
29.	GOVERNING LAW

This Deed is governed by Singapore law.
This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1
FORM OF NOTICE OF CHARGE AND ACKNOWLEDGEMENT
PART I
NOTICE OF CHARGE OF SHARES IN SUB-ACCOUNT

Date	:	[ ]

To	:	[DBS NOMINEES (PRIVATE) LIMITED]

[Address]

[Fax Number:]
Dear Sirs,
NOTICE OF CHARGE OF SHARES IN SUB-ACCOUNT-
Deed of Share Charge dated [     ] between
Great Wall Acquisition Corporation and
DBS Bank Ltd. (the Deed)
We refer to the Deed and the sub-account for book-entry securities established by us with you (the Sub-Account) with the following details:

Account number	:	[**]

Account name/Reference	:	[**]
We hereby give you notice that we have charged in favour of DBS Bank Ltd. (the Security Agent) or its nominees by way of a fixed charge all our rights, title and interest in and to the following shares in the Sub-Account:
All of the shares of CHINACAST COMMUNICATION HOLDINGS LIMITED from time to time deposited or to be deposited in the Sub-Account, including all other related rights (the Charged Investments as defined in the Deed).
We hereby irrevocably authorise and instruct you to act only in accordance with the directions of the Security Agent with regard to the Charged Investments held in the Sub-Account (including the Security Agent’s instructions for the transfer of the Charged Investments to any person upon the security constituted by the Deed becoming enforceable and the Security Agent’s instructions for the execution of any forms required by the Depository in this respect) until such time as the Security Agent may otherwise notify you in writing.

Notwithstanding any instructions or directions given to you by or on behalf of the Security Agent in respect of the Sub-Account pursuant to the authorisation conferred by this notice, the Security Agent shall not be liable to you whatsoever, directly or indirectly, by reason or such instructions or directions. We agree to bear and be solely responsible for your fees, charges, costs and expenses in respect of the Sub-Account and in relation to the matters requested and authorised in this notice.
Please acknowledge receipt of this notice and confirm your understanding of the contents thereof by signing and returning the same by post and facsimile to the Security Agent at the following address and number:
DBS Bank Ltd.
[address]
[Fax No. : +65 [●]
Attn : [**]
This letter is governed by Singapore law.
Yours faithfully,

GREAT WALL ACQUISITION CORPORATION
(Authorised signatory)

cc:	DBS Bank Ltd.
Fax No: [**]
Attention: [**]

PART II
ACKNOWLEDGEMENTOF NOMINEE

Date	:	[ ]

To	:	DBS Bank Ltd.
[address]
Fax No: [**]
Attention: [**]

Copy	:	Great Wall Acquisition Corporation
Fax No: [**]
Dear Sirs,
We confirm receipt from Great Wall Acquisition Corporation (GWAC) of a notice dated [     ] of charge of shares in sub-account (the Notice of Charge of Shares in Sub-Account) notifying that GWAC has charged in favour of DBS Bank Ltd. (the Security Agent) or its nominees by way of a fixed charge all of GWAC’s rights, title and interest in and to such specified number of shares of Chinacast Communications Holdings Limited held in the Sub-Account, including all other related rights (the Charged Investments as defined in the Deed).
We confirm that:
(a)	we have not received any prior notice of assignment or charge in relation to the Charged Investments stated in the Notice of Charge of Shares in Sub-Account to have been charged to you;
(b)	we consent to the charge in the Notice of Charge of Shares in Sub-Account and accept the instructions and authorisations contained therein, and we further undertake to act in accordance with and comply with the terms of the Notice of Charge of Shares in Sub-Account; and
(c)	we undertake not to make any deductions, exercise any rights of set-off or make any counterclaims in respect of the Charged Investments in the Sub-Account.
This letter is governed by Singapore law.
Yours faithfully,
[DBS NOMINEES (PRIVATE) LIMITED]
(Authorised signatory)

SCHEDULE 2
FORM OF NOTICE OF CHARGE AND ACKNOWLEDGEMENT
PART I
NOTICE OF CHARGE

To	:	[Counterparty ]
[Address]
[Fax No:]

Date	:	[ ]
Dear Sirs,
NOTICE OF CHARGE
We refer to the [insert details of contract, agreement or invoice] between you and us dated [     ] (the Contract) with respect to a securities account with you bearing account number                      (the Sub-Account) and to the Deed of Share Charge dated [**] 2006 between us and DBS Bank Ltd. (the Deed).
This letter constitutes notice to you that we have charged in favour of DBS Bank Ltd. (the Security Agent) or its nominees by way of a fixed charge, all our rights, benefits, interests and titles under, in and to the Contract, the receivables arising thereto and the benefit of all rights, securities and guarantees of any nature enjoyed or held by us in relation to any of the foregoing, to the extent that each of the same relate to the Charged Target Shares (as defined in the Deed) held in the Sub-Account.
Notwithstanding the charge, we remain liable to perform all our obligations under the Contract to you, if any, and the Security Agent, its agents or any receiver shall have no liability in respect of those obligations.
To the extent not inconsistent with the Security Interests (as defined in the Deed) created in favour of the Security Agent over the Charged Target Shares held in the Sub-Account, (ie without derogating from any of the Security Agent’s rights over the Charged Target Shares held in the Sub-Account), we will remain entitled to exercise all our rights, powers and discretions under the Contract, and you should continue to give notices under the Contract to us and pay all moneys payable by you to us under the Contract to us, unless and until you receive notice from the Security Agent to the contrary stating that the security has become enforceable.
In this event, all the rights, powers and discretions (to the extent that the same relate to the Charged Target Shares held in the Sub-Account) will be exercisable by, and notices must be given to, the Security Agent or as it directs and all moneys payable by you to us under the Contract (to the extent that the same relate to the Charged Target Shares held in the Sub-Account) shall be paid to the following account:
Account number: [●] (Singapore Dollar) or [●] (United States Dollar)

Bank and Branch: [●]
or in such other manner as the Security Agent may otherwise instruct you in writing.
This notice and the instructions herein contained are irrevocable and may not be cancelled, modified or varied without the consent in writing of the Security Agent.
Please acknowledge receipt of this Notice of Charge by signing the duplicate of this Notice of Charge and returning the same by post and facsimile to the Security Agent at the following address and number:
DBS Bank Ltd.
[address]
[Fax No. : +65 [●]
Attn : [**]
This letter is governed by Singapore law.
Yours faithfully

GREAT WALL ACQUISITION CORPORATION

PART II
ACKNOWLEDGEMENT

Date	:	[ ]

To	:	DBS Bank Ltd.
[address]
Fax No: [**]
Attention: [**]

Copy	:	Great Wall Acquisition Corporation
Fax No: [**]
We acknowledge receipt of a notice of charge (a copy of which is attached hereto) and accept the instructions therein and further confirm that we have not received any other notice of assignment or charge of the property herein stated to have been charged to you.

for and on behalf of
[Counterparty]

EXECUTION
Chargor

Executed as a Deed by	)
)
the duly authorised signatory of	)
GREAT WALL ACQUISITION CORPORATION	)
in the presence of :-)

Witness’s Signature:

Name:

Address:

Security Agent

Signed, sealed and delivered by	)
)
for and on behalf of	)
DBS BANK LTD.	)
In the presence of :-)

Name of Witness: